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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 12, 1997, except for the reincorporation in Delaware described in Note 1 which is as of October 15, 1997, which appears on page F-2 of the Registration Statement on Form S-1 dated October 28, 1997 of MMC Networks, Inc., which is incorporated in this Registration Statement on Form S-8. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1997 and the nine months ended September 30, 1997 listed under item 16(b) of the Registration Statement on Form S-1, when such schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included this schedule.



                                         /s/ PRICE WATERHOUSE  LLP


San Jose, California
November 11, 1997